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                                                                      EXHIBIT 11

                TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES

                  COMPUTATION OF PRO FORMA NET LOSS PER SHARE


                                                                    YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------
                                                                 1997          1996         1995
                                                            ------------   ----------    ----------
Pro Forma Net Loss (In Thousands)                           $   (10,949)   $   (4,114)   $     (842)

                                                             PRO FORMA NET LOSS PER SHARE -- BASIC
Shares used in this computation:
  Weighted average common shares -- Basic                    10,056,690     6,783,078     6,783,078
                                                            ===========    ==========    ==========
  Pro forma net loss per share -- Basic                     $     (1.09)   $    (0.61)   $    (0.12)
                                                            ===========    ==========    ==========

                                                            PRO FORMA NET LOSS PER SHARE -- DILUTED

Shares used in this computation:
  Weighted average common shares -- Basic                    10,056,690     6,783,078     6,783,078
Dilutive effect of shares under employee stock plans*                --            --            --
                                                            -----------    ----------    ----------
Weighted average common shares -- Diluted                    10,056,690     6,783,078     6,783,078
                                                            ===========    ==========    ==========
Pro forma net loss per share -- Diluted                     $     (1.09)   $     0.61)   $    (0.12)
                                                            ===========    ==========    ==========

---------------
 * Common stock equivalents were not included as their effect would be anti-dilutive.